Exhibit 10.46

Agreement for the Provision of

Travel Fulfillment Services

between

Expedia Inc., 13810 S.E. Eastgate Way Suite 400, Bellevue, WA 98005, USA

- hereinafter referred to as: “Expedia”

and

TRX Germany GmbH (“TRX Germany”), Am Borsigturm 17, 13507 Berlin

- hereinafter referred to as: “TRX” -

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Preamble (English version)		3
§ 1	Travel Fulfilment Services	3
§ 2	Commencement of Services	4
§ 3	Term of Agreement	5
§ 4	Remuneration	5
§ 5	Expedia’s Performance and Provision Obligations	7
§ 6	Documentation	8
§ 7	Reports	8
§ 8	Service Level	8
§ 9	Investment Goods	8
§ 10	Price Changes and Contractual Amendments	8
§ 11	Project Manager	9
§ 12	Software and Infringement of Third Party Rights	10
§ 13	Data Processing and Data Protection	11
§ 14	Damages	13
§ 15	Extraordinary Termination	13
§ 16	Force Majeure	14
§ 17	Secrecy	15
§ 18	Insurance	17
§ 19	Securities	17
§ 20	Communications	18
§ 21	Final Provisions	18
SCHEDULE 1 – SERVICES.		30
SCHEDULE 2 – SERVICE LEVELS AND SERVICE CREDITS		43
SERVICE CREDITS		48
SCHEDULE 3 – FEE SCHEDULE		49
SCHEDULE 4 – CHANGE MANAGEMENT PROCEDURE.		57
SCHEDULE 5 – EXPEDIA DELIVERABLES.		58
SCHEDULE 6 – TRX Germany & AER WORKFLOW		61
SCHEDULE 7 – REPORTING		62

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Preamble (English version)

1.	Expedia is an online travel agency offering travel as well as rental, insurance and other services associated with travel through its web site aimed at internet users located in Germany, under the URL http://www.expedia.de.

2.	TRX provides electronic travel fulfillment services (processing of online bookings, issuing and dispatch of travel documents and telephone for support for technical and related issues, etc.).

3.	Expedia would like to avail itself of TRX’s services. The Parties therefore agree as follows:

§ 1 Travel Fulfilment Services

1.	Expedia hereby commissions TRX to provide the Travel Fulfillment Services pursuant to Schedule 1. The place of fulfillment of all services by TRX shall be Berlin.

2.	TRX understands that Expedia wishes to work with AER Berlin for the procurement and fulfilment of private fares. TRX will handle the related calls and mails of consumers as well. The responsibilities, procedures, data-flows and escalation routines have to be defined four weeks before launch date. Expedia will act as project manager for these issues. Contractual relationships will only exist between Expedia and AER (Schedule 6).

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3.	The implementation of the services by TRX, including the test phase shall be effected pursuant to Schedule 3. sent 3. A project plan for the implementation phase will be mutual defined and will be insert as an own Schedule attached to this contract.

§ 2 Commencement of Services

1.	TRX shall begin to render the services on April 25th 2002 (“Commencement of Services”), unless the Parties have agreed otherwise with respect to individual services in this Agreement or the Schedules to this Agreement (collectively hereinafter referred to as “the Agreement”).

2.	Compliance with the Commencement of Services is subject to the following prerequisites:

a)	that Expedia fulfills its performance and provision obligations pursuant to Schedule 5 unless the failure to do so does not interfere with the punctual Commencement of Services.

b)	that TRX receives access to all Expedia’s IT and other technical installations necessary for the implementation and Expedia provides on request without delay any additional information or documents TRX requires for the implementation.

c)	In any other cases, the Commencement of Services shall be delayed accordingly.

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3.	If the Commencement of Services is delayed due to factors within Expedia’s control, TRX shall have a claim to the compensation set forth in Schedule 3, sent. 1 para. 2 for the period between the scheduled Commencement of Services and the actual Commencement of Services.

4.	During the honeymoon phase, which will last 3 month up from the commencement of Service, the Service Levels agreed in Schedule 7 do not apply.

§ 3 Term of Agreement

1.	Initially, TRX shall render the services up to February 29, 2005 (“Contractual Term”).

2.	If Expedia or TRX does not terminate the Agreement vis-á-vis the respective other party at least six months before the end of the Contractual Term by registered mail with notice of receipt, the Contractual Term shall automatically be extended by one year each time.

§ 4 Remuneration

1.	* :

a)	* ,

b)	The surplus at the time of the Commencement of Services as provided in § 2 para. 1. A delay in the Commencement of Services pursuant to § 2 para. 2 shall not affect the payability

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* CONFIDENTIAL TREATMENT REQUESTED

2.	Expedia shall remunerate TRX for the services rendered on an ongoing basis pursuant to Schedule 3. * .

3.	Payments shall be made exclusively by transfer to * .

4.	TRX shall be entitled to charge interest as of the due date before default sets in at a rate of * p.a. above the then- current basic interest rate, but at least at a rate of * . Once default occurs, TRX shall be entitled to charge interest at a rate of * p.a. above the then-current basic interest rate. This shall not affect TRX’s the right to assert claims for higher damages due to default.

5.	TRX’s invoices shall be deemed to be acknowledged unless Expedia objects to them in writing within six weeks of the invoice date.

6.	Expedia shall only be authorized to perform set-off and assert rights of retention if its counterclaims are either undisputed or have been established with legally binding effect.

7.	All payments are plus the applicable value added tax. TRX shall post the value added tax in its invoices.

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* CONFIDENTIAL TREATMENT REQUESTED

§ 5 Expedia’s Performance and Provision Obligations

1.	Expedia undertakes to fulfill its performance and provision obligations pursuant to Schedule 5. Expedia shall immediately notify TRX of any delays. This shall not affect any damage claims TRX may have.

2.	Expedia shall further notify TRX without delay of any other circumstances within Expedia’s control that would wholly or partially hinder TRX in its performance of the contractual services or could do so under unfavorable circumstances. Expedia shall arrange for the immediate remedy of the hindrance to perform at its own expense and inform TRX of the measures taken and when it anticipates that TRX will be able to resume performance of its services. Paragraph 1 sent. 3 apply accordingly.

3.	Expedia shall bear sole responsibility for the functionality, maintenance and repair of all its own equipment (including that installed on TRX’s premises) and bear all costs incurred in this respect. Expedia will participate for all equipment purchased by TRX from the special conditions concerning maintenance and costs of between TRX and its hardware provider.

4.	In the interest of its customers TRX shall endeavor to continuously upgrade and improve its own technology and software. To this end, during the Contractual Term Expedia shall grant TRX reasonable access to its IT and other technical installations upon prior arrangement and provide TRX with any additional information or documents it requires unless they are trade secrets.

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§ 6 Documentation

N/A

§ 7 Reports

1.	TRX shall provide Expedia with reports on a regular basis in accordance with Schedule 7.

2.	Details on the format and mode of transmission of the reports shall be mutually agreed between the Project Managers.

§ 8 Service Level

1.	TRX warrants compliance with the Service Level pursuant to Schedule 2.

2.	Expedia shall have no further claims in the case of poor performance on TRX’s part. However, damages claims pursuant to this Agreement remain unaffected.

§ 9 Investment Goods

N/A

§ 10 Price Changes and Contractual Amendments

1.	For amendments to this Agreement, the procedure pursuant to Schedule 4 shall be employed. Other amendments shall only be valid if they are in written form.

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2.	Expedia is aware of the fact that TRX has based the calculation of the agreed prices on the technical norms and standards applicable at the time of the conclusion of this Agreement as well as the applicable provisions of the statutes and collective bargaining agreements. In the event of a change leading to a not insignificant increase TRX’s costs, the Parties shall negotiate an adjustment of the agreed prices on the principles of good faith.

§ 11 Project Manager

1.	TRX and Expedia shall each appoint a Project Manager. At the time of conclusion of this Agreement, they are.

a) for TRX	Ulf Puppel
Am Borsigturm 17
13509 Berlin
Phone:
Mobile:
Fax:

b) for Expedia	Sylvia Speck
Konrad-Zusa-Strabel
85716 Unterschliebheir
Phone:
Mobile:
Fax:

2.	The Project Managers shall be authorized to make all decisions in the daily business operation. However, they shall not be obligated to agree to changes in this Agreement

3.	The Project Managers shall notify each other without delay of any breakdowns in the execution of this Agreement due to technical or other reasons and work together to remedy the breakdowns as quickly as possible.

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* CONFIDENTIAL TREATMENT REQUESTED

4.	Each Project Manager shall give the other Project Manager the name of a deputy Project Manager at the commencement of this Agreement. The deputy Project Manager shall act as the Project Manager when the Project Manager cannot be reached in time or at all, in particular due to vacation or illness.

5.	A change in the Project Managers or their deputies shall be communicated to the other Project Manager two weeks in advance.

§ 12 Software and Infringement of Third Party Rights

1.	All protectable rights of the software used by TRX software (e.g. patents, trademarks, Internet domain names, copyrights, database rights, know-how, similar rights protected in some country) shall be held exclusively by TRX or its licensors, but not by Expedia.

2.	TRX is entitled to use Expedia’s software within the scope of the contractual performance without a separate remuneration. This use right shall end when this Agreement comes to an end; in that case all copies of the software shall be deleted and data carriers shall be returned.

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3.	Should a Party acquire rights to the software of the other party – for whatever reason – it shall be obligated to transfer all such rights immediately to the other Party. Where the rights are not transferable, the Party undertakes to waive such rights or – at the discretion of the other Party – empower the other Party to exercise the rights in its own name. Neither Party shall be entitled to claim remuneration from the other Party for the fulfillment of the above duties.

4.	Both Parties guarantee that the fulfillment of the performance they each owe does not infringe any third party rights. If a third party asserts a claim against a Party in this regard, that Party shall indemnify the other Party against such claims. Further, it shall reimburse the other Party for any expenses, including reasonable attorneys’ fees. Any claims beyond that, e.g. for damages, remain unaffected.

5.	If a third party asserts charges due to an infringement of proprietary rights, the Parties shall inform each other without delay and coordinate their conduct vis-a-vis the third party – where this is reasonable for the Party the claim is being asserted against.

§ 13 Data Processing and Data Protection

1.	Expedia is entitled to all rights to the data TRX processes for Expedia.

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2.	In performing the services TRX shall observe the principles of proper data processing and monitor compliance with these principles on an ongoing basis. TRX warrants compliance with the security measures required by law in the course of its proper contractual performance and shall provide Expedia with proof of such compliance upon request.

3.	TRX shall only process personal data pursuant to the provisions of this Agreement and written instructions issued by Expedia in the course of performing this Agreement. Expedia instructs TRX to take all necessary organizational and technical measures to secure the data against loss (e.g. duplicating existing files, setting up interim files and working areas, etc.), unless this would lead to a change in the content of the files.

4.	If Expedia subsequently a request changes in the agreed procedure or additional security measures, it shall remunerate TRX for any additional expenses.

5.	If and to the extent that TRX delegates the execution of the work assigned to it in whole or in part to third parties, the agreements to be concluded with the third parties shall correspond to the data protection provisions in the contract between TRX and Expedia

6.	Expedia undertakes to provide TRX with all information necessary for TRX to comply with the relevant statutory provisions, including any duties to keep records or notify authorities.

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7.	TRX shall obligate its employees and the third parties which are to perform its services in writing to maintain secrecy and Keep data secrets pursuant to § 5 of the German Data Protection Act (BDSG) or require a confirmation that third parties are, for their part, already so obligated.

§ 14 Damages

1.	The Parties’ damages claims shall be limited to cases of intent or gross negligence, liability under a guarantee, injury to life, body or health, of material contractual duties.

2.	Otherwise, damages claims (except for cases of intent) for each incidence shall be limited to the net sum of the charges TRX has billed to Expedia in the past three calendar months or – if this amount is higher – 300,000 EUR. In this respect, various occurrences with a common cause shall be deemed to constitute one incidence of damage.

3.	Where liability is excluded or restricted, this also applies to the personal liability of the employees, representatives and vicarious agents of the Parties.

4.	Damages claims shall be statute barred after six months § 639 BGB applies accordingly.

§15 Extraordinary Termination

1.	Both Parties are entitled to terminate the Agreement without notice for good cause.

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2.	Good causes justifying termination are in particular present

•	if one Party ceases payment, applies for initiation of insolvency proceedings against its assets or a third party files such an application and insolvency proceedings are initiated,

•	a Party seriously and consistently breaches its contractual duties despite receiving a warning such that it is unreasonable to expect the other Party to hold to the Agreement.

§ 16 Force Majeure

1.	If performance of a service is impossible due to force majeure, in particular due to a power shortage, labor disputes or operational breakdowns which are unforeseeable or beyond a Party’s control, official measures or other events beyond a Party’s control, it shall not be obligated to perform as long as such hindrance persists. In this case, the performance time shall be extended by the duration of the obstruction.

2.	Each Party shall inform the other Party without delay and in writing of the occurrence of a case of force majeure, the causes, the anticipated duration and its impact on provision of the service and take all reasonable measures to minimize the impact on the performance of the services owed under this Agreement to the greatest possible extent.

3.	Once it has been ascertained when the force majeure will end, the affected Party shall inform the other Party and resume provision of its services without delay at that time.

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§ 17 Secrecy

1.	The Parties undertake to maintain secrecy with respect to confidential information of the other Party.

2.	Confidential information within the meaning of this Agreement is

•	all personal data and travel data of Expedia’s customers,

•	all data or information labeled or designated as confidential, regardless of whether this is conveyed to the other Party verbally, in writing or in another way.

•	any other knowledge or information, for which the disclosing Party has a discernable interest in confidential treatment (e.g. own software, technology, procedures, business plans or strategies, information with respect to finances, costs, prices, suppliers, sellers, customers or employees); this applies regardless of the form or manner in which the information has been disclosed.

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3.	Non-confidential information within the meaning of this Agreement is

•	information which is or becomes generally known or accessible, where this is not due to an action or omission on the part of the Party obligated to maintain confidentiality,

•	information which the receiving Party already possessed before it was disclosed by the disclosing Party, unless there were restrictions on its use or disclosure,

•	information which third parties provide to the receiving Party after the conclusion of this Agreement in a proper manner and without restrictions as to its use or disclosure,

•	information and knowledge which the receiving Party demonstrably developed independently, without reference to the information provided pursuant to this Agreement,

•	information, the disclosure of which was permitted by the other Party.

4.	The receiving Party shall be entitled to disclose confidential information to fulfill requirements imposed by law or public authorities provided that it informs the disclosing Party early enough that it can take legal action against such disclosure.

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5.	The receiving Party undertakes to treat all confidential information of the disclosing Party with at least the same care with which the receiving Party treats its own confidential information.

§ 18 Insurance

The Parties undertake to take out reasonable third party liability insurance during the Contractual Term in the amount of at least     *     and to provide the other Party proof thereof upon request. § 2. sent. 1 applies accordingly.

§ 19 Securities

1.	Expedia shall furnish the securities set forth in Schedule 3, sent. 4, point d) no later than four weeks prior to the Commencement of Services.

2.	Should TRX learn of circumstances after the conclusion of this Agreement that cast doubt upon Expedia’s ability to pay, TRX shall be entitled to demand additional reasonable security before continuing to perform the Agreement or to withdraw from this Agreement after setting a reasonable deadline for the provision of security.

3.	Circumstances, which cast doubt on Expedia’s ability to pay, are in particular ongoing seizures or other compulsory enforcement measures and application for the initiation of insolvency proceedings.

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* CONFIDENTIAL TREATMENT REQUESTED

§ 20 Communications

All communications pertaining to the execution and/or termination of this Agreement shall be addressed to:

a)	for communications to TRX:

TRX Germany GmbH

to the attention of Ulf Puppei

Am Borsigturm 17

13507 Berlin

b)	for communications to TRX:

Expedia.com GmbH

to the attention Sylvia Speck

Konrad-Zuse-Straße 1

D-85716 Unterschleißheim

§ 21 Final Provisions

1.	This Agreement replaces any agreements made by the Parties previously. In case of a discrepancy between the above clauses and provisions in the Schedules, in the provisions in the Schedules shall prevail.

2.	This Agreement is governed by German law. The legal venue shall be Berlin. TRX shall be entitled to file suit at Expedia’s seat as well.

3.	Should any individual provision of this Agreement be wholly or partially invalid, this shall not affect the validity of the remaining provisions. The invalid provision shall be replaced by a provision which corresponds to what the Parties would have agreed upon, taking the technical circumstances and their economic interests reasonably into account, had they been aware of the invalidity of the provision.

4.	For the interpretation of this Agreement, the German version alone shall prevail.

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By	Expedia	By	TRX Germany GmbH	By	TRX Germany GmbH

Name	/s/ Ahia Keckeisen	Name	/s/ Gabriele Mayer	Name	/s/ Uwe Hay
Title	Managing Director	Title	CEO	Title	Managing Director
Date		Date		Date

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APPENDIX of the contract between Expedia Inc. (“Expedia”) and TRX Germany

GmbH (“TRX”)

Valid for the period 01.05.2003 until 30.04.2004

New Fees for handling of 3rd party packages:

Flat fee of:

    *     per package (booking volume up to     *     packages per month)

    *     per package (booking volume between     *     and     *     packages per month)

    *     per package (booking volume between     *     and     *     packages per month)

    *     per package (booking volume over     *     packages per month)

The adequate quantity scale price is valid for the total number of packages reached that month and not only for the number of booking volume exceeding amount of bookings. Example: If the booking volume reaches     *     for the month of July – the price per package will be     *     for each of the     *    .

The flat fee is a fix price per booking handled by TRX including all contacts. Nevertheless if the contact ratio exceeds     *     per booking due to reasons that TRX is not responsible for, any additional contact above     *     will be charged with     *    .

For Offline bookings the following surcharge applies Additional “Offline fee” per package sold:

    *

Incentive program for TRX:

•	on insurance sales:

•	if insurance sales reach the monthly attach rate of up to * no incentive will be paid. In this case TRX has to pay a penalty. The penalty will be * amount. The malus does not apply if the actual volumes exceed the forecasted volumes by * or more.

•	if insurance sales reach the monthly attach rate of * TRX will get * of the total insurance gross booking sales as incentive payment

•	if insurance sales exceed the monthly attach rate of * TRX will get a * incentive on the total insurance gross bookings

* CONFIDENTIAL TREATMENT REQUESTED

•	if insurance sales exceed the monthly attach rate of * TRX will get a * bonus incentive on the total insurance gross bookings.

•	The average price per insurance booking should be * ,-; if the average sales price is * or more months in a row below the agreed avg. price of * ,- TRX shall pay a training for the agents which will be in that event specified (subject and time) by Expedia.

•	On car sales:

•	If car sale attach rate exceeds * TRX will receive a participation of * on the gross bookings.

Quality Level Agreement

TRX agrees the common target of a     *     for both call-center teams: flight and 3rd party packages. First month to be validated should be June 2003.

If Quality Level is below     *     TRX will pay the monthly mystery shopping activities – which means the “buw” invoice for the appropriate month.

Date / Place	Date / Place	Date / Place

/s/ Anja Keckeisen	/s/ Gaby Mayer	/s/ Uwe Hay
Anja Keckeisen	Gaby Mayer	Uwe Hay

* CONFIDENTIAL TREATMENT REQUESTED

APPENDIX of the Air contract between Expedia Inc. (“Expedia”) and TRX Germany GmbH

(“TRX”)

Pricing for handling of Tele Sales calls & fulfilment:

TRX will start handling all Tele Sales activity and its fulfilment on behalf of Expedia effective December 1, 2003 until December 31, 2004

This includes:

•	E packages air/hotel

•	E Packages air/hotel/car

•	Air only

•	ESR hotels only

•	car rental only

•	insurance

•	package travel

TRX will charge a flat fee of     *     for any inbound call resulting in the successful completion of a telephone sales booking (based on a at     *     minutes capped talk time excluding wrap up time at a rate of     *    ) on any of above products. In case the AHT for Inbound Telesales calls will be less than     *     minutes Expedia will pay the adequate number of minutes x     *    .

Expedia will not be charged for any tele sales calls not meeting this criteria.

The following prices apply per product category and include a flat call fee of     *     as well as back office and fulfilment charges:

1) E Packages air/hotel or air/renal car or hotel/rental car:	January 2004	*
	February – December 2004	*
2) E Packages air/hotel/car:	*
3) ESR hotels only:	*
4) Car rental only	*
5) Air only (starting January 2004)	*
6) insurance:	* as “add-on” product or * incase of sale as stand-alone product
7) Package travel:	*

For References 1, 2 and 5, the maximum number of tickets per booking included in the a.m. prices is     *    . Should the ticket per booking ratio exceed     *    , normal fulfillment cost apply for any additional ticket. All tickets are included in the volume count for the Fulfilment Pricing.

Service Level and Quality Level agreements as discussed apply also for telesales.

    *

    *

23/02/04		24/02/04
Date / Place	Date / Place	Date / Place

/s/ Anja Keckeisen	/s/ Gaby Mayer	/s/ Uwe Hay
Anja Keckeisen	Gaby Mayer	Uwe Hay

* CONFIDENTIAL TREATMENT REQUESTED

4.	Charges

a) Service Centre Charges

Transaction Pricing including Back-office cost per Transaction

ALL PRICES IN $	Tickets/day Tickets/year	*	*	*	*
Paper Tickets/Electronic Ticket with Delivery Note Public fare with Credit Card Payment delivery notes receipt		*	*	*	*
Paper Tickets Public Fare with Invoicing		*	*	*	*
Electronic Ticket Public Fare with Credit Card Payment (receipt required)		*	*	*	*

Assumptions:
Fulfilment	* Automation Degree, * Manual Handling
Service/Support	* Contacts at 3 min per Booking
Accounting	* Air revenue with * Credit card payment and * Invoicing

Contact Ratio based on calls + emails / tickets published;     *     manual handling includes manual fulfilment: Handling of Open Jaws, Airline PNR Changes, Seat- and meal requests, Refunds, Exchanges, Re-issues, Re-validations and other manual process during the fulfilment workflow.

Private Fare CONTACTS:

Contact ratio for private fare bookings will be monitored during honeymoon phase and pricing will be negotiated during this phase. TRX proposes to take a decision after 4 weeks and monitor for the following 8 weeks if revision is necessary

b) Surcharges to the Above Models

For each of the above pricing models, the following surcharges would apply:

Surcharge for Processing of Offline Booking (Assumption: * for date-entry and wrap-up by TRX Germany Staff for the client)	*
Call above ratio (per minute, above Contact Ratio)	*
Mail above ratio (per Mail, above Contact Ratio)	*
Fax Response	*
White Mail Response	*
Exchange / Re-issue / Re-validation (above ratio * )	*
Refund (above ratio * )	*
Exception Processing as described above (per minute) (manual processing of rejected PNR’s above ratio * )	*
Ticket on Departure (Public fare), automated handling	*
Ticket on Departure (PTA), manual handling	*
Lost Tickets	*

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* CONFIDENTIAL TREATMENT REQUESTED

AMENDMENTS #1 TO

AGREEMENT

FOR THE PROVISION OF

TRAVEL FULFILLMENT SERVICES

BETWEEN

TRX GERMANY GMBH

AND

EXPEDIA INC.

This Amendment #1 (“Amendment”) is entered into this          day of May 2005 (“Amendment Effective Date”) between TRX Germany GmbH (“TRX”) and Expedia, Inc., 3150 139th Avenue SE Bellevue, WA 98005, USA (“Expedia”). TRX and Expedia have previously entered into the Agreement for the Provision of Travel Fulfillment Services dated March 19, 2002 (the “Agreement”), which is incorporated herein by reference. The parties desire to amend and revise the Agreement solely as set forth in this Amendment. The terms defined within the Agreement and its Schedules shall also apply to this Amendment.

Whereas, the parties have agreed to renegotiate the terms under which TRX provides and Expedia receives services under the Agreement, and

Whereas, the parties agree that in addition to the services provided under the Agreement, the third party tour business that is currently governed by “Vertrag zwischen Expedia, Inc. and TRX Germany GmbH” dated March 15, 2002 shall be incorporated into the terms of this Agreement;

For and in consideration of the promises and representations set forth herein and other good and valuable consideration, the parties agree as follows:

1.	Section I of the Agreement shall be amended to include a new subsection 4 as follows:

“4. In the performance of the Services hereunder, and under normal operating conditions as reasonably determined by TRX, TRX will recruit support agents trained to Reiseverkehrkaufmann/frau level, and telesales agents with a selling and target driven background.”

2.	Section 3.1 of the Agreement shall be deleted in its entirety and replaced as follows:

“TRX shall render the services labeled by numbers 1, 2, 5, 6,7, 8, 9,10,11, 12, 13, 14, 15, 16,17, 18, 19, 20, 22 and 24 in Schedule 1 up to June 30, 2008. The services labeled by numbers 3, 4, and 21 in Schedule 1 shall be rendered up to June 30, 2006.”

3.	Subsection 4.1 shall be deleted in its entirety and marked “Reserved”. The numbers of the remaining sections will not be affected.

4.	Section 11 of the Agreement shall be revised to replace the names of the TRX and Expedia Project Managers as follows:

•	TRX Project Manager shall be the TRX Operations Manager.

•	Expedia Project Manager shall be Expedia Business Operations Manager, Germany.

5.	Section 15 of the Agreement shall be deleted in its entirely and replaced as follows:

“1. If either party defaults in the performance of its obligations specified in this Agreement, the non-defaulting party will give written notice to the other party, specifying the nature of the default and, if such default is not remedied within thirty (30) days from date of such notice, then the non-defaulting party, will have the right, at its option, to either suspend the performance of its obligations under this Agreement until such default is remedied or terminate this Agreement.

2. If either party fails to pay within thirty (30) days of notice of late payment, applies for initiation of insolvency proceeding against its assets or a third party files such an application and insolvency proceedings are initiated, the other shall be entitled to terminate this Agreement immediately upon notice.

3. Termination of this Agreement for any reason will not relieve or release either party from any rights, liabilities or obligations, including but not limited to payment as defined in Section 4.3. which it has accrued prior to the date of such termination and will be in addition to all other rights and remedies either party will have available to it under this Agreement or by law or in equity. The provisions of this Agreement that, by their meaning or content, are intended to survive termination of this Agreement will remain in effect following termination.

4. Should there by any material change, as determined by either party, (1) in any laws, ordinances, orders, rules or regulations governing the way the parties may operate; (2) in travel industry conditions, including but not limited to, airfares (e.g., net fares or net/net fare arrangements) or compensation to TRX, by action of any industry vendor, governing body or client; or (3) in technology including but not limited to computer reservation systems or the Internet; which material change has the effect of materially increasing or decreasing the cost of doing business; then, TRX shall have the right to provide written notice to Expedia of such change and both parties agree to renegotiate in good faith the financial and/or service terms of this Agreement. If the parties are unsuccessful in renegotiating mutually satisfactory terms within thirty (30) days of the provision of notice hereunder, both parties shall have the right to terminate this Agreement at any time thereafter with ninety (90) days advance written notice. Further, Expedia shall have the right to cancel the agreement according to Art. 627 Section 1 of the German Civil Code.

5. Expedia may cancel this Agreement for good cause under the terms of Section 15 of the Agreement if TRX uses the trademark “Expedia” without prior written authorization from Expedia.

6. In the event of termination TRX will cancel all agreements entered into for Expedia immediately and at the lowest costs possible or TRX will take all steps required to transfer the agreements on Expedia or any third party defined by Expedia. Moreover, TRX will transfer the agency numbers granted by airlines, travel operators and others and used for Expedia matters to Expedia. If the contracting party (airline, travel operator, etc.) does not agree with transferring the agency number TRX will at least stop using the agency number and not transfer it to any other party.

6.	All text in Section 19 shall be deleted. The section shall be marked “Reserved”.

7.	Section 20 shall be revised to reflect the following individuals for communications:

For TRX: Managing Director

For Expedia: Managing Director

8.	Schedules 1, 2, 3, 4, 6, and 7 shall be deleted in their entirety and replaced by Schedules 1, 2, 3,4,6, and 7 attached hereto.

9.	Schedule 5 only includes minor changes and is reproduced in this Amendment among others for convenience of reference.

10.

All rights with respect to the website expedia.de and its sub-pages and all other names, trademarks and logos used for Expedia remain with Expedia TRX is not authorized to integrate the name “Expedia” or “Expedia.de Reisen” in its company name, to use it as trademark or to apply for a trademark registration. However, TRX will perform any activities with respect to fulfillment services for Expedia under the name “Expedia”, except if stated otherwise by Expedia. TRX will further answer the calls of customers only under the name “Expedia”. Any documents or materials for Expedia-clients will be drafted in the Expedia look & feel (as such look and feel is made known to

TRX in writing) or TRX will use the documents provided by Expedia for this purpose. This authorization does not lead to any further rights of TRX; this authorization shall only apply for the term of the Agreement. Upon termination of the Agreement TRX will refrain from using the name “Expedia”, grant any rights with respect to the name to Expedia, return any note papers and other documents and material annotated with the Expedia-name or demonstrably delete them.

11.	This amendment expressly terminates “Vertrag zwischen Expedia Inc. und TRX Germany GmbH” dated March 15, 2002 between the parties.

12.	Except as expressly set forth in this Amendment, the terms and conditions of the Agreement shall continue in full force and effect. The Agreement and this Amendment reflect the entire agreement of the parties. This Amendment shall take precedence over any conflicting terms in the Agreement with respect to the subject matter herein.

[SIGNATURES ON NEXT PAGE]

TRX Germany GmbH		Expedia Inc.

By:	/s/ Grover	By:	/s/ Priscilla Sulham
Name:	Grover	Name:	Priscilla Sulham
Title:	EVP	Title:	Asst. General Counsel
Date:	May 24, 2005	Date:	May 12, 2005

SCHEDULE 1

SERVICES

TRX (hereinafter referred to as “TRX” or “Contractor”) will provide to Expedia (hereinafter referred to as “Expedia” or “Client”) the following travel services (the “Services”).

Service	Description
1) Operate the Berlin Operation Centre (the “Operations Centre”)	Use the Operations Centre for Expedia Customers’ requests for telephony service and assistance, and email and GDS service to the agreed hours of operations defined as * Monday to Sunday and on German Public Holidays on times as agreed with Expedia.

2) Ticketing Dispatch, Issuance and Receipt Production.

Ticketing, issue (as detailed below) will be carried out as follows:

Ticketing will take place as follows:

Electronic ticketing:     *

Paper tickets:     *

On German Public Holidays, the above times do also apply.

Dispatch to operate within collection times of mail and courier.

Charter tickets will be issued by the airlines and/or tour operators and dispatched by TRX according to agreed procedures.

Issue e-tickets for all fare types up to     *     hours before flight departure.

Issue paper tickets up to     *     days before flight departure, for courier delivery.

Manage the relationship and planning with Deutsche Post and Go! Express courier; endeavor to maximize cost savings.

The full extent of fulfillment services can be seen under separate cover by Expedia.

* CONFIDENTIAL TREATMENT REQUESTED

3) Respond to Client Customer requests for Services or assistance via the following channels: Telephone, E-mail, White mail, Fax.

Receive request for Services or assistance on a private label basis from Client Customers in respect of GDS and Web Site bookable products. The products will be –

•      Air (scheduled and charter) - GDS Bookable and processed via the DE BSP / direct or via Website e-Packages – combination of air + hotel and fly-drive (combination of air + car) and travelshops and/or insurance where applicable.

•      Hotel - GDS bookable/ Web Site

•      Car - GDS bookable / Web Site and Holiday Autos through provided offline booking tool

•      3rd party products as available on the website

Request for Services to cover for Expedia.de –

(a)    Web Site enquiries

(b)    Technical enquiries

(c)    Web Site navigational enquiries

(d)    Assistance to Client Customer in completing a booking on the Web Site

(e)    Amend Booking

(f)     Assistance to enquiries during travel

(g)    Service post travel

(h)    All other enquiries related to the Web Site, to events prior, during and post travel relating to Client Customer bookings.

(i)     Finalise PNR’s according to and within Data Protection Legislation

(j)     To manage all GDS schedule change queues on the pseudo cities designated to Client and Contractor jointly.

(k)    ‘Off-line’ bookings support using the Client Admin. Tools, together with GDS when applicable.

(l)     Logging and administration of all air refunds.

(m)   Logging and handling all re-issue ticket requests.

(n)    Handling same day cancellation according to policy and collecting admin, fee.

(o)    SMS text messaging schedule changes

(p)    Handle Expedia staff travel to include AD75 travel.

All support and contacts with Client Customers will be transacted in Geman and English

Telesales: TRX agrees to provide agents to answer telesales calls for Expedia.de. (for products please see schedule 3 SELEX pricing Telesales)

In order to deliver the Service, Contractor shall be entitled to rely only on information from the TRX Systems and any relevant Client Deliverables and from information otherwise provided by, or facilitated by, Client under the terms of the Agreement.

For the avoidance of doubt, and by way of an example, Contractor shall not seek to resolve, “sold out” city hotel bookings by any means other than the Web Site.

4) Complete travel reservations

Obtain all required information to complete the Client Customer’s travel reservation. This information shall cover, but not be limited to, Client Customer details, their travel needs and payment information.

The travel reservations shall be completed in accordance with the agreed process and validated with Client via the same communication channel as was used to make the reservation in question.

5) Perform quality control	Utilise CORREX to ensure that PNRs are in accordance with the agreed formats and standards (as provided by Client to Contractor). Contractor will perform completeness checks prior to document dispatch (i.e. will check that the documents are included in the envelope).

6) Client consumables	Contractor will monitor stock of consumables required and notify Expendia time to order sufficient consumables.

7) Issue travel documents

Issue tickets, e-tickets and itinerary receipts.

All itinerary receipts shall be in accordance with policy and subject to GDS populating the relevant itinerary fields in the PNR. For the avoidance of doubt, Contractor shall not be required to manually add any itinerary information to the PNR in order to issue travel documents.

8) Distribute travel documents	Prepare tickets, e-tickets, and itinerary receipts, for Client Customer, showing the air booking and associated products and fees sold in the same purchase path, hotel/car/insurance details, and courier costs as applicable.

Prior to dispatch Contractor shall conduct quality control checks to ensure that:

•      The itinerary receipt is included and complete with all passenger names.

•      Ticketed itinerary sectors match the GDS booking and those on the itinerary receipt

•      There is the correct number of tickets present

•      Each ticket has a coupon for each sector and passenger receipt.

•      That the delivery address matches the delivery address in the PNR.

•      That the delivery/billing address is in Germany, Austria and Switzerland.

•      All courier fees have been billed as per agreed procedures (e.g. customer or Expedia)

Distribute travel documents to addresses in Germany, Austria and Switzerland only, together with ‘generic’ marketing material that may be placed inside the same envelope (from time to time), at the request of the Client and dispatch to Client Customer.

The methods of distribution shall be, mail or courier. E-tickets, TODs and PTAs are subject to supplier’s rules.

For on-line bookings, Client advises the delivery method (Post, Courier or eTicket) in the PNR.

All tickets requested within     *     Business Days of departure will be dispatched TBC (provided courier services are available).

In the event that travel documents, having been dispatched in accordance with agreed procedures, are either lost by the courier or do not arrive in time, and Client Designated Employee authorises the issue of replacement travel documents, then Client shall be wholly responsible for the costs of the provision of replacement travel documents. Costs shall include, but not be limited to, airline fees for processing Ticket Replacement Authorities, Forms of Indemnities, TODs and the full cost of replacement tickets. Should the replacement tickets have to be issued at a higher fare (e.g. if the airline will not permit a TOD for a net fare) then the additional costs shall be borne by Client and shall be included in Contractor’s next invoice(s) to Client. Contractor shall process the necessary forms of indemnity and refund applications for lost and delayed travel documents.

* CONFIDENTIAL TREATMENT REQUESTED

9) Track travel documents	When delivery method is TBM, tickets may be tracked up until the time they leave the Operations Centre. For TBC, which must be requested prior to document issue, tickets will be tracked via the courier company track and trace facility.

10) Assist Client Customer with exchanges, re-issues and amendments	Upon Client Customer’s request or Client’s request; make any necessary changes to reservations, including but not limited to re-bookings and cancellations, and complete exchanges, re-issues and amendments according to the fare rules and applicable procedures as the same appear on GDS (in the case of published fares) . Contractor shall using the Client Admin Tools, verify the Client Customer’s user name and email address to authenticate the identity of the originator of the request for a change.

11) Assist Client Customer with refund requests	Refunds apply to e-tickets and ATB’s, TODs and PTAs. Initiate, log and track refunds (undertake all necessary tasks under Contractor’s responsibility and await third party’s response where applicable, before Contractor can proceed further if necessary). Deploy GDS auto refund where applicable.

12) Action Client supplier requests	Answer specific requests by Client Vendors to those Client Customer travel reservations which are made or hosted in GDS and Expedia permit contractor access and to which Contractor has access, including, but not limited to, actioning of GDS queues and/or fax/call/mail/email requests from the Client Vendors.

13) BSP	Attached

14) Client Customer liaison	Upon receipt, via the appropriate GDS queue, of information from Client Vendors which affects Client Customers’ travel purchases, Contractor shall contact and inform Client Customers of changes related to their purchased travel reservations. This includes, but is not limited to, schedule changes and schedule cancellations and shall occur through telephone contacts as a priority, then email as per the mutually agreed upon Job Description Guide.

15) Client Customer feedback	To collate feedback offered by Client Customers relating to the Service supplied both on-line and off-line.

16) Complaint management	Handle any complaints from Client Customers in accordance with Client and Contractor agreed procedures as per the Job Description Guide.

17) Escalation	Contractor will perform Web Site problem escalation according to the escalation plan. Contractor will escalate ISP problems as per the escalation plan.

18) Referral commission handling	Contractor shall pass referral commission payments from Vendors and other contracting parties to Client immediately upon reception of the client invoice. The client invoice is based on the commission sheet, which is prepared by the contractor and send out to the client on the 15th of the following month. Should the BSP invoice be delayed or the 15th fall on a weekend or public holiday, it will be send out the next workday. The provision shall survive the term of this Agreement.

19) Storage of documents	Handle and store at Contractor’s premises, or at an appointed third party storage company, all documents that are required by law to be retained by Contractor in relation to the performance of the Services at Expedia’s cost.

20) Methods of payment

Accept for travel purchases the following methods of payment:

Credit card (Visa, Mastercard, and American Express) Debit card (Elektronisches Lastschriftverfahren for car and hotel – standalone, and Click & Mix for net fares)

Further methods of payment subject to Change Procedure.

The airline will act as MOR for scheduled air.

All fraud prevention activities shall be performed by or on behalf of Client.

Contractor shall not be liable for losses and/or costs arising from card fraud related issues provided Contractor has complied with procedures in respect of card purchases as outlined in the Job Description Guide.

21) Scheduled and ad hoc communications

1. Weekly conference call with Expedia Germany Operations to discuss operational issues including ‘error logs’ and any other business.

2. Adhoc for special issue management.

3. Quarterly meetings with Operations and Business between respective Designated Employees also attended by any other staff of Client or Contractor that either deems necessary.

4. Monthly operation meetings.

22) Support of Client release process

Client will be entitled to undertake ongoing new product/Web Site developments per year which will be wholly Client’s responsibility.

Contractor may invoke Change Procedure if there is any possibility that such developments will adversely affect Contractor’s ability to meet any Service Level(s) and/or have a cost implication for Contractor.

Contractor will assist Client in test bookings, feedback and training.

In any event, Contractor will not (unless otherwise agreed in advance in writing with Client) be required to provide any resources for testing, feedback or training other than those then based in the Operations Centre.

To the extent that the Contractor’s ability to meet any Service Level(s) is/are impaired by the provision of any such testing, feedback or training, Client shall not be entitled to, and Contractor shall not be liable for, any Service Credits in respect of the impaired Service Level(s) during any such testing, feedback or training (unless otherwise agreed in advance in writing with Client).

23) Client ‘write off’ process

1. Contractor will apply the ‘write off’ process as set out in the Job Description Guide.

2. ‘Write offs’ will only be accepted following appointed authorized Expedia staff member which will be given as promptly as is reasonably practicable.

24) Disaster recovery plan	TRX will maintain a documented disaster recovery plan which sets forth the implementation and management of disaster recovery procedures; which TRX will comply with in such case.

25) Relationship with contracting parties (airlines, suppliers, travel operators, etc.)	If required by law or specific circumstances TRX will enter into agreements with airlines, suppliers, travel operators etc. on behalf of Expedia. Any such agreement is subject to Expedia’s prior express approval at least by “text-form” and legal check. Same applies to any changes, amendments or termination of these agreements. TRX will perform any changes, amendments or termination of the agreement immediately at Expedia’s request at any time. TRX shall ensure that:

•      the fact that TRX is acting on behalf of Expedia is expressly outlined in a provision of the agreement.

•      any numbers granted by the contracting party with respect to the agreement and/or cooperation shall refer to Expedia and shall be transferable to Expedia according to the provisions of the agreement; and

•      Any services, remunerations, commissions and other performances of the contracting party will be forwarded properly without any deductions, except such reductions required by current and future laws or as mentioned under the term of section 5 of this agreement, to Expedia if required also after term of this agreement.

26) No salesman-relationship or relationship under company law	By this Amendment and the Agreement and/or the non-exclusive cooperation referring thereto no relationship under company law shall be created. Further, the parties agree that the Amendment and the Agreement do not create a salesman-relationship. However, if by the Amendment and/or Agreement a salesman-relationship shall be constructed both parties agree that TRX is acting as salesman in avocation. Consequently. Art. 89, 89b and 87a Section 1 Sentence 2 of the German Commercial Code shall be excluded.

27) Audit	The Client shall have the right to cause an audit with respect to any records and books of account relevant for the parties’ cooperation and/or the invoicing of the commissions according to Section 18 of this Schedule. If Client intends to cause an audit he will inform Contractor at least three days prior. The audit will not take place more than once any twelve months. The audit shall be made by someone sworn to professional secrecy and with respect to electronic or digital records by a technical expert sworn to secrecy. The costs for such audit shall be borne by the Client except the audit reveals an underreporting of * (in words: * ) percent of an amount which has not been remitted to Expedia properly to be calculated on a base of at feast three months. Then the costs of the audit plus the amount underreported shall be immediately paid by the Contractor. Should the audit identify any amounts due to Client as a result of the third party not remitting the proper amount to Contractor, Contractor will use its best efforts and work with the Client to collect such amounts from the third party. Contractor will not be liable for any amounts not paid by a third party if it has taken the necessary steps to collect the amount and informed Client property on the fact that this amount is outstanding. Expedia’s right to cause an audit shall survive the Agreement up to 6 months after termination. The Contractor is allowed to dispute single results of the audit by hiring an independent auditor sworn to professional secrecy proving the contrary within 15 working days after the Contractor got informed of the audit’s results.

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 2

SERVICE LEVEL EXPECTATIONS / SERVICE CREDIT MATRIX

Air and 3rd Party Support and Telesales Calls

% of calls answered within	* of calls answered within * seconds for Air & 3rd Party Support, * of calls answered within * seconds for Telesales.

Issue of Travel Documents	“sold” shall be understood to mean completion of airline fare quotes & authorisations, payment processing (i.e. credit card authorization) and CORREX quality control checks.

% Flight tickets issued within	* of TBM’s and e-tickets sold and ticketed within * business hours.

% of tickets queued for TOD within	* of requests for TOD to be actioned (within working hours) so as to enable Client Customers to travel unimpeded (but without right or obligation to incur any cost(s) over and above those already provided for in this Agreement).

% of PTA queued to airline within	* of PTA requests to be actioned (within working hours) so as to enable Client Customers to travel unimpeded (but without right or obligation to incur any cost(s) over and above those already provided for in this Agreement).

* CONFIDENTIAL TREATMENT REQUESTED

Email Handling

% of emails answered within

    *     of emails answered within     *     hours of receipt by Contractor.

    *     of emails answered by the close of business on the next working day.

For example, e-mails received at     *     on a Friday will, in     *     of cases, be answered by     *     the next day (Saturday) and, in 100% of cases, be answered by close of business the next day (Saturday).

Quality Assurance	Telephony QA target to be set at * monthly based on external measurement.

ExpeRT Utilisation

    *     of “contacts” result in ExpeRT utilization (subject to system up-time). Contacts are defined as combined new and re-opened cases from all contacts (telephone, inbound & outbound, email).

Expedia agree to report performance weekly.

TRX will evaluate percentage uptake.

TRX will escalate system issues/errors to Expedia.de and NOC in a timely fashion.

Specialist Training - Telesales Agents	TRX to develop and run a quarterly training programme to develop selling skills. Expedia and TRX will agree course programme.

* CONFIDENTIAL TREATMENT REQUESTED

Telesales Conversion Rate	Conversion rate target to be set at * monthly, reviewable every 6 months.

Exchange / Re-issue / Amendments

% e-tickets exchanged/re-issued/amended into e-tickets within	* completed by close of business on the same day as the request is received and the remainder and any received after the Operations Centre has closed will be handled on the next day Contractor shall take all reasonable action (but without right or obligation to incur any cost(s) over and above those already provided for in this Agreement) to ensure that Client Customers are able to travel unimpeded and at the price quoted at the time of booking.

% e-tickets exchanged/re-issued/amended into ATB printers and sent as TBM or queued for TOD within	* completed by close of business on the same day as the request is received and the remainder and any received after the Operations Centre has closed will be handled on the next day. Contractor shall take all reasonable action (but without right or obligation to incur any cost(s) over and above those already provided for in this Agreement) to ensure that Client Customers are able to travel unimpeded and at the price quoted at the time of booking.

% ATB exchanged/re-issued/amended into ATB and sent as TBM or queued for TOD within	* completed by close of business on the same day as the request being received and the remainder and any received after the Operations Centre has closed will be handled on the next day. Contractor shall take all reasonable action (but without right or obligation to incur any cost(s) over and above those already provided for in this Agreement) to ensure that Client Customers are able to travel unimpeded and at the price quoted at the time of booking.

* CONFIDENTIAL TREATMENT REQUESTED

Refunds

‘Initiated and tracked’ shall be understood to mean Contractor has undertaken all tasks under their responsibilities and are awaiting 3rd party response before they can proceed further if necessary.

% e-ticket refunds initiated and tracked within	* of e-ticket refunds logged on receipt * to be initiated and tracked within * Business Days of receipt. The remainder to be initiated and tracked by the end of the third Business Day after receipt.

% ATB refunds initiated and tracked within	* of ATB refunds logged on receipt. * to be initiated and tracked within * Business Days of receipt. The remainder to be initiated and tracked by the end of the third Business Day after receipt.

% of Client Customers informed within	* of Client Customers informed by actual telephone contact or email within 8 hours of the notification being received. The remainder to be actioned the following day. Contractor shall take all reasonable action to ensure the Client Customer’s travel is not inconvenienced but without right or obligation to incur any cost(s) over and above those already provided for in this Agreement.

* CONFIDENTIAL TREATMENT REQUESTED

Customer Relations

ESR%(UK/Eur) to be closed within * business days	* with the remainder to be escalated to Expedia.

ESR% (ROW) to be closed within * business days	* with the remainder to be escalated to Expedia.

Expedia supplier related non-ESR% to be TRX related % to be acknowledged within Expedia related exceptions % acknowledged within Priority 1 cases (see Manual for definition) will be Forecasting	* acknowledged within * business days with closure within * business days. Following * closure attempts to supplier/customer, case will be taken from pending status and escalated to Expedia for resolution. Where customer feedback is required, cases will be ‘closed’, removed from pending, subject to customer contact.

* within * business days with closure within * business days. Outstanding to be removed from pending and escalated to GM Operations.

* within * business days. Where extensive investigations, either internal or external are required, cases may extend the * -day closure target for reasons beyond the control of either business. These ‘exception’ cases will be under the review of Manager Customer Relations; the complain will be kept notified of progress as appropriate.

All ESR complaint handling to follow the ESR complaint handling process as provided by Expedia and agreed to by TRX in writing.

* escalated within * business day of receipt to Expedia and GM Operations.

Expedia will assist in forecasting anticipated ESR and non-ESR activity.

* CONFIDENTIAL TREATMENT REQUESTED

SERVICE CREDIT MATRIX

TRX Expedia.de Service Credit Matrix

The maximum aggregate cap on service credits for any SELEX monthly invoice is     *    . Service credits will not apply if actual volume is greater than     *     of the     *     day lockdown forecast. TRX must achieve target SL in that particular service to apply     *     minimum charge; this is subject to allowance for system disruption, force majeure, or any unexpected promotional activity.

Air and 3rd Party Voice Support	Thresholds	Credit % of service line invoice
* Calls answered within *	*	*
	*	*
	*	*
	*	*
	*	*

Air and 3rd Party Sales	Thresholds	Credit % of service line Invoice
* Calls answered within *	*	*
	*	*
	*	*
	*	*
	*	*

Air and 3rd Party E-Mail Support	Thresholds	Credit % of service line Invoice
* of emails answered within *	*	*
	*	*
	*	*
	*	*
	*	*

Quality Assurance	Target
Flight	*
3rd Party	*
Telesales	*

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 3

FEES/COSTS

PAYMENT:

(a)	Expedia will pay TRX on a Ticket Processing TRANXACT Fee, Calls Answered SELEX Fee, and Email Fee basis in accordance with the prices and terms set forth in this Schedule 3.

(b)	Ticket Processing Fee. Expedia shall pay TRX a Ticket Processing Fee, which shall be the number of Tickets issued per month multiplied by the price per Ticket agreed according to E-Ticket or paper.

(c)	SELEX – Expedia shall pay per the agreed per minute activity charges according to service provided. Expedia shall pay TRX for Telesales activities as stated in Schedule 3 SELEX Pricing Telesales.

(d)	CAPS – the following caps shall apply. Air and 3rd Party telephony support * minutes AHT per call: Air and 3rd Party email support * AHT per mail sent: 3rd Party contacts per booking up to * . Expedia will pay * per contact over and above this number: SL will be capped at * of forecast of TRANXACT and SELEX accordingly. Cross-utilisation of SELEX air support agents & SELEX 3rd party agents * cap.

(e)	Expedia agrees to pay quarterly in advance with monthly reconciliations.

(f)	Forecasting. Expedia will give TRX TRANXACT, SELEX (inbound and outbound calls) and email forecasts for medium and long term planning. TRX reserve the right to charge a minimum of * of calculated invoice value for inbound Air Support Calls and inbound 3rd Party Support Calls based on these forecasts as confirmed by Expedia * prior to the commencement of the month. When calls exceed * in Air Support, and/or * in 3rd Party Support for a period of * , then the band will be raised to * for that service line. Should the actual volume of telesales calls offered to TRX be below * of the forecast volume, TRX will bill Expedia by multiplying the actual average revenue earned per telesales call (Calculation method: Telesales revenue / * ) by * of the forecasted volume as confirmed by Expedia * prior to the commencement of the month.

(g)	TRX agree that with effect from December 2004, the equivalent bundled per booking price of 3rd party services will not be greater than * .

(h)	This pricing is contingent upon the automation of the interface between the Traveltainment booking engine and Merlin software is completed. If the interface between Traveltainment and Merlin is not completed, then the bundled price shall not be greater than * . This will be calculated by the combined cost of 3rd party SELEX voice, 3rd party SELEX email handling and 3rd party TRANXACT fees divided by the number of 3rd party bookings made.

(i)	TRX reserves the right to adjust the charges annually in line with the * with adjustment becoming effective on the first of April each year (on a compound basis) commencing from January 2005.

(j)	Items to be billed separately to activity charging:

•	*

•	*

•	*

•	*

•	*

•	*

•	*

•	*

•	*

•	*

•	*

•	*

* CONFIDENTIAL TREATMENT REQUESTED

•	*

•	*

•	*

•	*

“Ticket” shall refer to any unique air reservation created by Expedia on Expedia Points of Sale (defined as “Expedia.de”) and processed by TRX via the Global Distribution System. This includes reservations generated by Expedia.com including package reservations and by Expedia partners participating in the WWTE (World Wide Travel Exchange). In the case of Expedia acquiring additional affiliated companies, the pricing and services will be determined through the Change Management process.

* CONFIDENTIAL TREATMENT REQUESTED

TRANXACT 3RD PARTY PRICING (4 YEAR TERM) 01/07/04 TO 30/06/08

01/07/04 to 30/06/08 Tiered TRANXACT Pricing (Bookings). Incremental.
*	*
*	*
*	*
*	*
*	*
*	*

Note 1: Pricing above is contingent upon automation of the interface between the * booking engine and * software. See (h) above.

Note 2: Add * to pricing until automation is completed

Note 3: TRX agree to a productivity reduction effective Dec 2004. See (g) above.

* CONFIDENTIAL TREATMENT REQUESTED

TRANXACT AIR PROCESSING FEE (4 YEAR TERM) 01/07/04 TO 30/06/08

e-Ticket Tiers – Incremental		Paper Ticket Tiers –Incremental
*	*	*	*
*	*	*	*
*	*	*	*
*	*	*	*
*	*		*
*	*
*	*

* CONFIDENTIAL TREATMENT REQUESTED

EXCEPTION TRANXACT PRICING

Off-line Booking Surcharge	*
TOD (Public Fare)	*
TOD (PTA)	*
Lost Ticket	*
ADM Processing + ADM value (TRX will advise Expedia within 5 working days upon receipt from the Airline if more than 10 ADM’s are raised by any one airline in a month)	*
Exchange/Re-issue / Re-validation (above * )	*
Refund (above * )	*
Voids (above * )	*
Manual Ticketing (above * )	*
AER Manual Fare Correction	*
AD 75	*

The following levels of activities are allowed for within the TRANXACT fees detailed above:

Exchange / Re-issue / Re-validation	*
Refunds	*
Voids	*
Exception processing	*

For the avoidance of doubt the additional charges outlined in the Table above will only be levied on Expedia to the extent that it can be reasonably proved that Contractor was required to perform the function(s) in question other/than as a result of fault or breach of obligation on the part of Contractor.

* CONFIDENTIAL TREATMENT REQUESTED

SELEX PRICING (AIR) SUPPORT AND SELEX 3RD PARTY SUPPORT - 2 YEAR TERM 01/07/04 TO 30/06/06

Tiered SELEX per minute support (voice). Combined Air support and 3rd party support. Incremental**
*	*
*	*
*	*
*	*
Email Handling	*
White mail (per letter)	*

**	Upon Expedia giving notice on or before 30 June 2005, to add an additional 1 year term to the 2 year SELEX term, TRX agrees a * cent price reduction in the SELEX voice air support and 3rd party voice support pricing tiers, starting from July 1, 2006.

* CONFIDENTIAL TREATMENT REQUESTED

SELEX PRICING (AIR) TELESALES - 2 YEAR TERM 01/07/04 TO 30/06/06

Commission Share	Component based reward structure
Air	*
e-Package air + hotel	*
e-Package air + hotel + car	*
ESR Hotel	*
Merchant Car	*
Holiday Autos	*
Insurance	*
3rd Party	*
Off-line Charter	*
Travelshop	Attach rate * – * : * Attach rate * – * : * Attache rate above * : * Attach rate is based on double C+M bookings

Note 1: If the Telesales offline insurance attach rate exceeds     *    , Expedia will pay an additional     *     of total Telesales offline attach rate insurance revenue to TRX.

Note 2: If the Telesales offline insurance attach rate exceeds     *    , Expedia will pay another     *     of total Telesales offline attach rate insurance revenue to TRX on top (= total     *    )

* CONFIDENTIAL TREATMENT REQUESTED

OTHER PRICING POINTS

Customer Relations	* per month per agreed FTE	EXP to agree and confirm FTE’s according to demand based on Productivity. FTEs will be added once existing FTEs exceed the Productivity requirements. “Productivity” shall be defined as * closed per FTE per business day.

CORREX Development and project management work undertaken by TRX (as per Expedia pre-agreement clause in Change Management procedure).	* per day

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 4 - CHANGE PROCEDURES

Expedia may request reasonable changes in the scope or manner of performance of the Services being performed by TRX hereunder. Upon receipt of each such request from Expedia (a “Change Request”), TRX will evaluate the impact that the Change Request will have on the resources required by TRX to perform the Services and the amounts then payable to TRX hereunder. TRX will give an initial response to such requests to Expedia as to the results of such evaluation (a “Change Proposal”) within     *     business days following receipt of that Change Request, unless otherwise agreed to by Expedia. If Expedia does not receive a written response to the Change Request within     *     business days, the Change Request is deemed accepted. In the event that, upon the request of Expedia, TRX performs Services not included under this Agreement, TRX will Expedia inform on this point in writing before starting the performance and send a cost estimate. If Expedia nevertheless wants TRX to perform these Services and notifies TRX on that in writing, email or facsimile, Expedia shall bear any and all costs of such Services, including, but not limited to, technology development costs, as mutually agreed upon by the parties.

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 5

EXPEDIA DELIVERABLES

1.	TRAINING

1.1	During implementation, Expedia undertakes to provide personnel and materials, to train TRX Germany’s trainers and start-up staff. At any time following migration, Expedia will supply TRX Germany with materials for new products and provide support to TRX Germany trainers for new systems and/or system functionality at least 20 Business days prior to the introduction of Services. All such documents shall be agreed in advance by both parties as to format and content prior to the start of training.

1.2	Where Expedia reasonably believes materials are necessary for the on-going training of TRX Germany personnel so as to enable TRX Germany to provide the Services Expedia shall provide such material in a timely manner.

1.3	The materials Expedia is obliged to provide include, but are not restricted to:

(a)	Expedia company history, overview and operating philosophy;

(b)	Product overviews and details; and

(c)	Expedia Software familiarity (where applicable) and web site functionality’s.

2.	CONSUMABLES

Expedia shall provide for TRX Germany all consumables linked to distribution, including     *     TRX Germany will draw down Expedia consumables, and Expedia will deliver them to TRX Germany. Email confirmation for draw downs is acceptable to Expedia Expedia shall hold sufficient stocks of such consumables (at Operations Centre) to enable TRX Germany to draw down at least so as to be able to cover the transaction levels forecast by Expedia.

* CONFIDENTIAL TREATMENT REQUESTED

3.	SYSTEMS AND SUPPLIERS

3.1	Expedia shall ensure that the co-operation of other suppliers and service providers working on the Expedia site and the provision of all goods and services other than those to be provided by TRX Germany in cases where such co-operation, goods or services are required in order for TRX Germany to be in a position to provide the Services.

3.2	Expedia shall be responsible for:

(i)	the set-up and maintenance of the Expedia Site and booking engine;

(ii)	the provision and maintenance of all GDS systems and associated equipment supplied by the GDS such as servers and itinerary printers.

(iii)	ensuring that all PNRs delivered to TRX Germany are in the format agreed with TRX Germany; and

(iv)	the delivery of PNRs to designated GDS queues in respect of invoicing queue and credit card sales queue.

3.3	The parties agree that, on migration, the GDS system is to be Worldspan. The introduction of other GDS systems is subject to the Change Management Procedure.

4.	TELEPHONY

a.	During the period of Contract, Expedia shall *

b.	The PSDN numbers to which the calls are delivered shall be in accordance with the agreed mapping of numbers to TRX Germany ACD queues.

c.	Expedia may choose their own messages and provide pre-recorded music at their own cost, TRX Germany will inform Expedia about the appropriate format.

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 6 - TRX Germany & AER WORKFLOW

Information to be made available for Customer Care TRX Germany by AER and/or Expedia:

•	Tariff information on Private Fares (Fare Rules and Restrictions) to be imported into the software program “cabbage” or a similar program

•	Issuing information (Date and Time) for Private Fare Tickets

•	Delivery information (Date and Time and mode of delivery) for Private Fare Tickets

•	Other special information (e.g. Special requests by Customers, Schedule changes, Fare changes etc.)

Data have to be provided by GDS

SCHEDULE 7 – REPORTING

“The following schedules are given in English because the terms used in the reporting are in English.”

All reports other than those provided in this schedule shall be subject to the Change Procedures in Schedule 4.

Indicators	Frequency of measurement
SELEX
Offered calls	*
Junk abandoned <10 Sec	*
Inbound calls	*
Answer Delay < 10 sec	*
Answer Delay < 20 sec	*
answered incl. Mailbox	*
Calls moved from Sales to Support	*
answered total	*
abandoned >10 <20 sec	*
abandoned > 20 sec	*
average time until answered (sec)	*
average time until abandon (sec)	*
average talk time (min)	*
wrap-up time (min)	*
AHT Inbound	*
Service 80/20	*
Callback	*
avg. talk time Callback (min)	*
Abandon Rate	*
Ratio E-mail sent to Tickets	*
Ratio Inbound Calls to Tickets	*
Ratio Inbound Calls to Tickets	*
Total mail received	*
Total mail sent	*
AHT Mail	*
Service *	*

TRANXACT
Air Support
Total Number of Tickets sold	*
Hereof no. of Paper tickets	*
Hereof no. of E-Tickets	*
Hereof no. of Charter tickets Traffics	*
Total Amount of Ticket Sales Revenue	*
Number of Published Fare Tickets sold	*
Published Fare Ticket Revenue, tax incl.	*
Number of C+M Packages publish	*
C+M publish Ticket Revenue	*
Number of charter bookings Traffics	*
Number of Charter tickets Traffics	*
Charter Ticket Revenue Traffics	*
Number of C+M charter bookings Traffics	*
Number of tickets C+M Packages Charter Traffics	*
C+M Charter Ticket Revenue Traffics	*

* CONFIDENTIAL TREATMENT REQUESTED

Exception*
Refunds	*
Void	*
TOD	*
PTA/Lost Docs	*
ADM/ACM	*
AD 75	*
AER Correction	*
Manual tickets	*
Rerouting/Exchange	*
CX Click und Mix	*
Schedule changes	*
White Mail	*
Manual invoices	*
3.rd Party
Online 3.rd Party + Charter TT (No. of Bookings)	*
Online 3.rd Party + Charter TT (Revenue)	*
Turnover per pax	*
Turnover per Booking	*
No. of Pax	*
3rd party total	*
Total Turnover	*
Pax	*
Turnover / Booking	*
Turnover / Pax	*
Last Minute number of bookings online	*
Last Minute turnover internet	*
No. of pax	*
Package number internet	*
Package turnover internet	*
No. of pax	*
Non flights (Eigenanreise) number of bookings Online	*
No flights turnover (Eigenanreise) number of bookings Online	*
No. of pax	*
charter flights number of bookings Online	*
charter flights turnover Online	*
No. of pax	*
MSN Bookings	*
MSN turnover	*
No. of pax	*
Elvia BKGs ONLINE	*
Elvia Turnover ONLINE	*
Attach rate Insurance ONLINE	*
Euro per booking	*
Total 3rd Party (Telesales+ Online)	*
Turnover Total (Online +Telesales)	*
Pax Total (Online +Telesales)	*
% of TOTAL Bookings	*
Total Charter (Telesales+Online)	*
Total Charter (Telesales+Online)	*
Pax Total (Online +Telesales)	*
% of Total Bookings	*
Bookings Total 3rd. Part + Charter (Online +Telesales)	*
Turnover Total (Online +Telesales)	*

* CONFIDENTIAL TREATMENT REQUESTED

Pax Total (Online +Telesales)	*
% of Telesales Bookings	*
Telesales	*
Total Number Telesales (Bookings)	*
Total Amount of Telesales incl. Insurance (Revenue)	*
Total number of pax	*
Click&Mix Flight+Hotel or Flight+Car or hotel+car (No. of Bookings)	*
Click&Mix Flight+Hotel or Flight+Car or hotel+car (Revenue)	*
Click+Mix Flight+Hotel or Flight+Car or hotel+car (No. of Pax)	*
% from TOTAL Sales Revenue	*
Click&Mix Flight+Hotel+Car (no. of Bookings)	*
Click&Mix Flight+Hotel+Car (Revenue)	*
Click+Mix Flight+Hotel+Car (No. of Pax)	*
% from TOTAL Sales Revenue	*
Flights only (No. of Bookings)	*
Flights only (Revenue)	*
Flights only (No. of Pax)	*
% of Total Sales-Revenue	*
Merchant Car Expedia (No. of Bookings)	*
Merchant Car Expedia (Revenue)	*
% from Total sales Revenue	*
Holiday Autos (no. Of Bookings	*
Holiday Autos (Revenue)	*
Hotel only (No.of bookings)	*
Hotel only (Revenue)	*
Hotel only (No.of Pax)	*
TT Last Minute (No.of Bookings)	*
Last Minute (Revenue)	*
Last Minute Pax (No.of Pax)	*
TT Package (No.of Bookings)	*
TT Package (Revenue)	*
TT Package (No.of Pax)	*
3rd. Party Non flight (Eigenanreise) (No.of Bookings)	*
3rd. Party Non flight (Eigenanreise) ( Revenue)	*
3rd. Party Non flight (Eigenanreise) No.of Pax	*
TT Charter (No.of Bookings)	*
TT Charter (Revenue)	*
TT Charter (No. of Pax)	*
Expedia Products (All C+M, Merchant Car, Hotel) + flights only (no. of Bookings)	*
Expedia Products (All C+M, Merchant CarHotel) + flights only (Revenue)	*
Expedia Products (All C+M, Merchant Car,Hotel) + flights only (No.of Pax)	*
Total Tele-Sales 3rd party+Charter (No. of Bookings)	*
Total Tele-Sales 3rd party+Charter (Revenue)	*
Total Tele-Sales 3rd party+Charter (No.of Pax)	*
Overall Conversion Rate	*
Elvia Insurance offline (exp28+exp31) (No.of Bookings)	*
Elvia Insurance offline (exp28+exp31) (Revenue)	*
Attach rate Insurance 3.rd Party Offline-Bookings	*
Elvia Insurance (manual booked on Expedia site) No.of Bookings	*
Elvia Insurance (manual booked on Expedia site) Revenue	*
Attach rate Insurance (manual booked on Expedia site)	*
Total Elvia Offline (No of Bookings)	*
Total Elvia Offline (Revenue)	*

* CONFIDENTIAL TREATMENT REQUESTED

Total Attach rate Offline Insurance	*
Tickets paid wife ELV	*
ExpeRT usage	*

* CONFIDENTIAL TREATMENT REQUESTED